As filed with the Securities and Exchange Commission on November 5, 2018
Form S-8 Registration No. 333-220669
Form S-8 Registration No. 333-183731
Form S-8 Registration No. 333-177558
Form S-8 Registration No. 333-176166
Form S-8 Registration No. 333-146173
Form S-8 Registration No. 333-127602
Form S-8 Registration No. 333-127601
Form S-8 Registration No. 333-126273
Form S-8 Registration No. 333-120849
Form S-8 Registration No. 333-108665
Form S-8 Registration No. 333-100896
Form S-8 Registration No. 333-88916
Form S-8 Registration No. 333-32942
Form S-8 Registration No. 333-31284
Form S-8 Registration No. 333-83147
Form S-8 Registration No. 333-80883
Form S-8 Registration No. 333-79727
Form S-8 Registration No. 333-62055
Form S-8 Registration No. 333-19071
Form S-8 Registration No. 333-04801
Form S-8 Registration No. 033-64377
Form S-8 Registration No. 033-53915
Form S-8 Registration No. 033-53572
Form S-8 Registration No. 033-35515
Form S-8 Registration No. 033-34607
Form S-8 Registration No. 033-20797
Form S-8 Registration No. 033-18322
Form S-8 Registration No. 002-92355
Form S-8 Registration No. 002-87495
Form S-8 Registration No. 002-79751
Form S-4 Registration No. 033-30347

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration No. 333-220669
Form S-8 Registration No. 333-183731
Form S-8 Registration No. 333-177558
Form S-8 Registration No. 333-176166
Form S-8 Registration No. 333-146173
Form S-8 Registration No. 333-127602
Form S-8 Registration No. 333-127601
Form S-8 Registration No. 333-126273
Form S-8 Registration No. 333-120849
Form S-8 Registration No. 333-108665
Form S-8 Registration No. 333-100896
Form S-8 Registration No. 333-88916
Form S-8 Registration No. 333-32942
Form S-8 Registration No. 333-31284
Form S-8 Registration No. 333-83147
Form S-8 Registration No. 333-80883
Form S-8 Registration No. 333-79727
Form S-8 Registration No. 333-62055
Form S-8 Registration No. 333-19071
Form S-8 Registration No. 333-04801
Form S-8 Registration No. 033-64377
Form S-8 Registration No. 033-53915
Form S-8 Registration No. 033-53572
Form S-8 Registration No. 033-35515
Form S-8 Registration No. 033-34607
Form S-8 Registration No. 033-18322
Form S-8 Registration No. 002-92355
Form S-8 Registration No. 002-87495
Form S-8 Registration No. 002-79751

POST-EFFECTIVE AMENDMENT NO. 2 TO
Form S-8 Registration No. 033-20797
Form S-4 Registration No. 033-30347

UNDER
THE SECURITIES ACT OF 1933

CA, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	13-2857434
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

520 Madison Avenue New York, NY (Address of principal executive offices)	10022 (Zip Code)

CA, Inc. 2012 Compensation Plan for Non-Employee Directors
CA, Inc. 2012 Employee Stock Purchase Plan
CA, Inc. 2011 Incentive Plan
 CA, Inc. 2007 Incentive Plan
Niku Corporation 2000 Equity Incentive Plan, as Amended and Restated
Niku Corporation 2000 Stock Incentive Plan, as Amended
 Niku Corporation 1998 Stock Plan
Computer Associates Savings Harvest Plan
 Concord Communications, Inc. 1997 Non-Employee Director Stock Option Plan, as Amended
Concord Communications, Inc. 1997 Stock Plan, as Amended
Firstsense Software, Inc. 1997 Stock Incentive Plan
Concord Communications, Inc. 2000 Non-Executive Employee Equity Incentive Plan
The Software Developer's Company, Inc. 1994 Stock Plan, as Amended
Netegrity, Inc. 1997 Stock Option Plan
Netegrity, Inc. 2000 Stock Incentive Plan, as Amended as of August 8, 2001
Netegrity, Inc. 2001 Interim General Stock Incentive Plan
Netegrity, Inc. 2002 Employee Retention General Incentive Plan
Netegrity, Inc. 2002 General Stock Incentive Plan
Netegrity, Inc. 2004 Stock Incentive Plan
2003 Compensation Plan For Non-Employee Directors
2002 Incentive Plan
2002 Compensation Plan For Non-Employee Directors
2001 Stock Option Plan
1998 Incentive Award Plan
Knowledge Ware, Inc. 1988 Stock Incentive Plan
       Sterling Software, Inc. Amended And Restated 1996 Stock Option Plan
                   Mystech Associates, Inc. Stock Option Plan
                          Synon 1990 Stock Option Plan
                   Synon Executive Share Option Scheme (U.K.)
             Sterling Software, Inc. 1999 Employee Stock Option Plan
             Information Advantage, Inc. 1997 Equity Incentive Plan
               Information Advantage, Inc. 1992 Stock Option Plan
                 IQ Software Corporation 1987 Stock Option Plan
                 IQ Software Corporation 1993 Stock Option Plan
      IQ Software Corporation 1994 Non-Employee Director Stock Option Plan
              Sterling Software, Inc. Employee Stock Purchase Plan
    Bachman Information Systems, Inc. Amended And Restated 1986 Incentive and Nonqualified Stock Option Plan
Cayenne Software, Inc. Amended 1996 Incentive and Nonqualified Stock Option Plan
           Cayenne Software, Inc. 1998 Nonqualified Stock Option Plan
   Cadre Technologies, Inc. 1988 Incentive and Non-Statutory Stock Option Plan
          Cadre Technologies, Inc. 1989 Non-Statutory Stock Option Plan
Year 2000 Employee Stock Purchase Plan
1995 Key Employee Stock Ownership Plan
Memco Software Ltd. 1996 Stock Option and Incentive Plan
          Memco Software Ltd. 1996 Stock Option and Incentive Plan (II)
         Memco Software Ltd. 1997 Stock Option and Incentive Plan (III)
          Memco Software Ltd. 1998 Stock Option and Incentive Plan (IV)
               Locus Computing Corporation 1987 Stock Option Plan
                    Logic Works, Inc. 1993 Stock Option Plan
             Logic Works, Inc. 1995 Stock Option/Stock Issuance Plan
  Prodea Software Corporation 1993 Employee Stock Option and Compensation Plan
              Trinzic Corporation 1991 Incentive Stock Option Plan
                  Vayda Consulting Inc. 1995 Stock Option Plan
                  Vivid Publishing, Inc. 1997 Stock Option Plan
                  Vivid Publishing, Inc. 1996 Stock Option Plan
Computer Management Sciences, Inc. 1995 Stock Incentive Plan
                   Miaco Corporation Stock Option Plan (1991)
Computer Associates 1998 Sales Compensation Plan
    Computer Associates 1998 Employee Stock Purchase Plan
 Cheyenne Software, Inc. 1987 Non-Qualified Stock Option Plan
  Cheyenne Software, Inc. 1992 Stock Option Plan for Outside Directors
Computer Associates International, Inc. 1991 Stock Incentive Plan
Computer Associates International, Inc. 1993 Stock Option Plan for Non-Employee Directors
Computer Associates International, Inc. 1991 Stock Incentive Plan
On-line Software International, Inc. 1989 Stock Option Plan
On-Line Software International, Inc. Employee Incentive Stock Option Plan
On-Line Software International, Inc. Non-Qualified Stock Option Plan
Cullnet Software, Inc. 1978 Incentive Stock Option Plan
Cullet Software, Inc. 1986 Stock Option Plan
Information Unlimited Software, Inc. 1982 Incentive Stock Option Plan
Sorcim Corporation 1982 Incentive Stock Option Plan
Uccel Corporation Amended 1981 Stock Option Plan
Computer Associates International, Inc. 1987 Non-Statutory Stock Option Plan
Computer Associates International, Inc., 1981 Incentive Stock Option Plan
Capex Corporation Incentive Stock Option Plan
(Full titles of the plans)

Michael P. Gregoire
Chief Executive Officer
CA, Inc.
520 Madison Avenue
New York, NY 10022
(800) 225-5224
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to Registration Statement on Form S-4 No. 033-30347, filed with the Securities and Exchange Commission (the "SEC") on August 4, 1989 and Post-Effective Amendment No. 1 thereto on Form S-8, filed with the SEC on October 5, 1989, and the following Registration Statements on Form S-8 (collectively, the "Registration Statements"), in each case filed with the SEC by CA, Inc. (the "Registrant"):

•	Registration Statement No. 333-220669, filed with the SEC on September 27, 2017;
•	Registration Statement No. 333-183731, filed with the SEC on September 5, 2012;
•	Registration Statement No. 333-177558, filed with the SEC on October 27, 2011;
•	Registration Statement No. 333-176166, filed with the SEC on August 9, 2011;
•	Registration Statement No. 333-146173, filed with the SEC on September 19, 2007;
•	Registration Statement No. 333-127602, filed with the SEC on August 16, 2005;
•	Registration Statement No. 333-127601, filed with the SEC on August 16, 2005;
•	Registration Statement No. 333-126273, filed with the SEC on June 30, 2005;
•	Registration Statement No. 333-120849, filed with the SEC on November 30, 2004;
•	Registration Statement No. 333-108665, filed with the SEC on September 10, 2003;
•	Registration Statement No. 333-100896, filed with the SEC on October 31, 2002;
•	Registration Statement No. 333-88916, filed with the SEC on May 23, 2002;
•	Registration Statement No. 333-32942, filed with the SEC on March 21, 2000;
•	Registration Statement No. 333-31284, filed with the SEC on February 28, 2000;
•	Registration Statement No. 333-83147, filed with the SEC on July 19, 1999;
•	Registration Statement No. 333-80883, filed with the SEC on June 17, 1999;
•	Registration Statement No. 333-79727, filed with the SEC on June 1, 1999;
•	Registration Statement No. 333-62055, filed with the SEC on August 21, 1998;
•	Registration Statement No. 333-19071, filed with the SEC on December 31, 1996;
•	Registration Statement No. 333-04801, filed with the SEC on May 30, 1996;
•	Registration Statement No. 033-64377, filed with the SEC on November 17, 1995;
•	Registration Statement No. 033-53915, filed with the SEC on May 31, 1994;
•	Registration Statement No. 033-52572, filed with the SEC on October 22, 1992
•	Registration Statement No. 033-35515, filed with the SEC on June 18, 1990;
•	Registration Statement No. 033-34607, filed with the SEC on April 27, 1990;
•	Registration Statement No. 033-20797, filed with the SEC on March 23, 1988;
•	Registration Statement No. 033-18322, filed with the SEC on November 4, 1987;
•	Registration Statement No. 002-92355, filed with the SEC on July 24, 1984;
•	Registration Statement No. 002-87495, filed with the SEC on October 28, 1983; and
•	Registration Statement No. 002-79751, filed with the SEC on October 12, 1982.

On November 5, 2018, pursuant to an Agreement and Plan of Merger, dated July 11, 2018, by and among the Registrant, Broadcom Inc., a Delaware corporation ("Broadcom"), and Collie Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Broadcom ("Merger Sub"), Merger Sub merged with and into the Registrant, with the Registrant surviving the Merger as a wholly owned subsidiary of Broadcom (the "Merger").

In connection with the Merger, the Registrant has terminated all offerings of the Registrant's securities pursuant to the above-referenced Registration Statements.  Accordingly, pursuant to the undertakings contained in such Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered that remain unsold at the termination of the offerings, the Registrant is filing this post-effective amendment to the Registration Statements to deregister, and does hereby remove from registration, all the securities of the Registrant registered under such Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 5, 2018.

CA, INC.

By:	/s/ Michael P. Gregoire
Name: Michael P. Gregoire
Title: Chief Executive Officer

* Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the Registration Statements.